As filed with the Securities and Exchange Commission on September 22, 2020
___________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2020

OPPENHEIMER HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)

Commission File Number 1-12043

Delaware	98-0080034
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
85 Broad Street
New York, New York 10004
(Address of principal executive offices) (Zip Code)
(212) 668-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	OPY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

1. Indenture and Senior Secured Notes due 2025

On September 22, 2020, Oppenheimer Holdings Inc., a Delaware corporation (the “Company”), issued $125,000,000 aggregate principal amount of 5.50% Senior Secured Notes due 2025 (the “Notes”) under an indenture, dated as of September 22, 2020 (the “Indenture”), among the Company, the Company’s subsidiaries, E.A. Viner International Co. and Viner Finance Inc. (together, the “Subsidiary Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”). The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act.
The Company used the net proceeds from the offering of the Notes, along with cash on hand, to redeem in full its 6.75% Senior Secured Notes due July 1, 2022 (the “6.75% Notes”), and pay all related fees and expenses in relation thereto. The Notes are guaranteed on a senior secured basis by the Subsidiary Guarantors. The Notes are secured by a first-priority security interest in substantially all of the Company’s and the Subsidiary Guarantors’ existing and future tangible and intangible assets, subject to certain exceptions and permitted liens.
The Notes are senior secured obligations of the Company and will mature on October 1, 2025. The Notes bear interest at a rate of 5.50% per annum, payable semiannually to holders of record at the close of business on March 15 and September 15 immediately preceding the interest payment date on April 1 and October 1, respectively, of each year.
The Company may redeem all or a portion of the Notes at any time on or after October 1, 2022, at the applicable redemption price set forth below under “Optional Redemption” plus accrued and unpaid interest and additional interest, if any, to, but not including the redemption date. In addition, prior to October 1, 2022, the Company may redeem, at its option, in whole at any time or in part from time to time, the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus a “make-whole” premium and accrued and unpaid interest and additional interest, if any. In addition at any time on or prior to October 1, 2022, the Company may also redeem up to 35% of the principal amount of the Notes with the net cash proceeds of one or more sales of the Company’s capital stock (other than disqualified stock) at a redemption price equal to 105.50% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any; provided that at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional notes) remains outstanding after each such redemption and notice is mailed within 90 days of any such sale of Common Stock. In addition, in connection with any tender offer of the Notes at a price of at least 100% of the principal amount of the Notes tendered, the Company or a third party will have the right to redeem all Notes that remain outstanding following such purchase at a price equal to the price offered to each other holder in such tender offer. If the Company experiences certain kinds of changes in control, it must offer to purchase the Notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest and additional interest, if any. If the Company sells certain assets, it must offer to repurchase the Notes at 100% of the principal amount, plus accrued and unpaid interest and additional interest, if any.
The following is a brief description of the terms of the Notes and the Indenture.
Ranking
The payment of the principal of, premium, if any, and interest and additional interest on the Notes and the payment of any Subsidiary Guarantee (defined below) will:

•
rank effectively senior in right of payment to all unsecured and unsubordinated obligations of the Company or the relevant Subsidiary Guarantor, to the extent of the value of the collateral owned by the Company or such Subsidiary Guarantor (and, to the extent of any unsecured remainder after payment of the value of the collateral, rank equally in right of payment with such unsecured and unsubordinated indebtedness of the Company);

•	rank senior in right of payment to any subordinated debt of the Company or such Subsidiary Guarantor;

•
be secured on a first-priority basis by the collateral, subject to certain exceptions and permitted liens, and it is intended that pari passu lien indebtedness, if any, will be secured on an equal and ratable basis; and

•
be structurally subordinated to all existing and future indebtedness, claims of holders of preferred stock and other liabilities (including trade payables) of Subsidiaries of the Company that are not guarantors, including all Regulated Subsidiaries and unrestricted subsidiaries.

For purposes of the covenants, Regulated Subsidiaries refers to any direct or indirect subsidiary of the Company that is registered, licensed or qualified as (i) a broker dealer pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, (ii) a broker dealer or underwriter under any foreign securities law, (iii) a banking or insurance subsidiary regulated under state, federal or foreign laws or (iv) an investment advisor or relying advisor pursuant to the Investment Advisers Act of 1940 or under state or foreign laws and (v) Oppenheimer Israel (OPCO) Ltd. or any of its successors. Restricted subsidiaries generally include any of the Company’s subsidiaries that are not Regulated Subsidiaries and that have not been designated by the Company’s board of directors as unrestricted.
Subsidiary Guarantees
The Notes are jointly and severally and fully and unconditionally guaranteed on a senior secured basis by the Subsidiary Guarantors and future subsidiaries required to guarantee the Notes pursuant to the Indenture (each guarantee a “Subsidiary Guarantee”).
Collateral
The Notes and Subsidiary Guarantees are secured by a first-priority security interest in substantially all of the Company’s and the Subsidiary Guarantors’ existing and future tangible and intangible assets, subject to certain exceptions and permitted liens.
Optional Redemption
On or after October 1, 2022 the Company may redeem the Notes at its option at the following redemption prices (expressed as a percentage of the principal amount), plus accrued and unpaid interest and additional interest, if any, to, but not including:

If redeemed during the 12-month period commencing October 1,	Redemption Price

2022	102.750%
2023	101.375%
2024 and thereafter	100.000%
In addition, at any time prior to October 1, 2022, the Company may redeem the Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus a “make whole” premium as of and accrued and unpaid interest and additional interest, if any, to, but not including, the applicable redemption date.
In addition, at any time prior to October 1, 2022, the Company may redeem in the aggregate up to 35% of the principal amount of the Notes with the net cash proceeds of one or more sales of the Company’s capital stock (other than disqualified stock) at a redemption price (expressed as a percentage of the principal amount thereof) of 105.50%, plus accrued and unpaid interest and additional interest, if any, to, but not including, the redemption date; provided, that at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) remains outstanding after each such redemption and notice of any such notice is mailed within 90 days of each such sale of capital stock.
In addition, in connection with any tender offer of the Notes at a price of at least 100% of the principal amount of the Notes tendered, plus accrued and unpaid interest thereon to, but excluding, the applicable tender settlement date, including an offer to purchase in connection with a change of control, as defined in the Indenture, or an asset sale, as defined in the Indenture, if holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender in such tender offer and the Company, or any third party making such tender offer, purchases all of the Notes validly tendered, the Company or such third party will have the right to redeem all Notes that remain outstanding following such purchase at a price equal to the price offered to each other holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest to but excluding the date of redemption.
The Company will not give less than 20 days’ nor more than 90 days’ notice of any redemption.
Change of Control
Upon the occurrence of a change of control, as defined in the Indenture, the Company must offer to repurchase the Notes at 101% of the principal amount, plus accrued and unpaid interest and additional interest, if any, to the payment date.
Covenants
The Indenture contains various covenants that limit the Company and its restricted subsidiaries’ and, in certain limited cases, its Regulated Subsidiaries, among other things, to:

•	incur additional debt and issue preferred stock;

•	pay dividends, acquire shares of capital stock, make payments on subordinated debt or make investments;

•	place limitations on distributions from Regulated Subsidiaries or restricted subsidiaries;

•	issue guarantees;

•	sell or exchange assets;

•	enter into transactions with shareholders and affiliates;

•	create liens; and

•	effect mergers.
These covenants are subject to a number of important exceptions and qualifications. These exceptions and qualifications include, among other things, a variety of provisions that are intended to allow the Company to continue to conduct its brokerage operations in the ordinary course of business. In addition, certain of the covenants will be suspended upon the Company attaining an investment grade debt rating for the Notes from both S&P Global Ratings and Moody’s Investors Service, Inc.
Pursuant to the Indenture, the following covenants apply to the Company and its restricted subsidiaries, but generally do not apply, or apply only in part, to its Regulated Subsidiaries:

•	limitation on indebtedness and issuances of preferred stock, which restricts the Company’s ability to incur additional indebtedness or to issue preferred stock;

•	limitations on restricted payments, which generally restricts the Company’s ability to declare certain dividends or distributions, repurchase its capital stock or to make certain investments;

•
limitation on dividend and other payment restrictions affecting restricted subsidiaries or Regulated Subsidiaries, which generally prohibits restrictions on the ability of certain of the Company’s subsidiaries to pay dividends or make other transfers;

•
future Subsidiary Guarantors, which prohibits certain of the Company’s subsidiaries from guaranteeing its indebtedness or indebtedness of any restricted subsidiary unless the Notes are comparably guaranteed;

•	limitation on transactions with shareholders and affiliates, which generally requires transactions among the Company’s affiliated entities to be conducted on an arm’s-length basis;

•	limitation on liens, which generally prohibits the Company and its restricted subsidiaries from granting liens unless the Notes are comparably secured; and

•	limitation on asset sales, which generally prohibits the Company and certain of its subsidiaries from selling assets or certain securities or property of significant subsidiaries.
Events of Default
The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.
2. Security Agreement
On September 22, 2020, the Company, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., as collateral agent, entered into a Security Agreement, dated and effective as of September 22, 2020 (the “Security Agreement”).
Pursuant to the Security Agreement, the Notes are secured by a first-priority security interest, subject to certain exceptions and permitted liens, in substantially all of the Company’s and the Subsidiary Guarantors’ existing and future tangible and intangible assets.
3. Registration Rights Agreement
On September 22, 2020, the Company and the Subsidiary Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with respect to the Notes with the Initial Purchaser, an affiliate of the Company. In the Registration Rights Agreement, the Company agreed that it will file an exchange offer registration statement with the Securities and Exchange Commission (the “SEC”) with respect to an offer to exchange the Notes for registered notes, or the exchange notes, having identical terms in all material respects to the Notes and which will evidence the same continuing indebtedness of the Company and the Subsidiary Guarantors (except that the exchange notes will not contain terms with respect to transfer restrictions or interest rate increases as described below).
The Company is required to (i) use its commercially reasonable efforts to have the exchange offer registration statement declared effective by the SEC, (ii) keep the exchange offer registration statement effective until the closing of the exchange offer and (iii) use its commercially reasonable efforts to consummate the exchange offer within 360 calendar days after the closing of the offering. In addition, the Company has agreed under certain circumstances to use its reasonable best efforts to cause to become effective a shelf registration statement relating to resales of the Notes and to keep that shelf registration statement effective until the second anniversary date of the issue date of the Notes or such shorter period that will terminate when all Notes covered by the shelf registration statement have been sold.
In the event that (i) the exchange offer is not consummated and no shelf registration statement is declared effective within 360 days of the closing of the offering or (ii) the shelf registration statement is declared effective but shall thereafter become unusable for a period in excess of 60 days (each of (i) and (ii), a “Registration Default”), the interest rate borne by the notes will be increased by 0.25% per annum for the first 90 days, beginning the day after the occurrence of the first Registration Default, and 0.50% thereafter. Upon (y) the consummation of the exchange offer or the effectiveness of a shelf registration statement, as the case may be (in the case of clause (i) above), or (z) the shelf registration statement, together with any amendment or supplement thereto, becomes usable (in the case of clause (ii) above), the interest rate borne by the notes will be reduced to the original interest rate if the Company is otherwise in compliance with this paragraph.

The descriptions set forth above are intended to be summaries only, are not complete and are qualified in their entirety by reference to the full and complete terms contained in the Indenture (including the form of the Notes attached thereto), the Security Agreement and the Registration Rights Agreement, copies of which are filed with this Current Report on Form 8-K as Exhibits 4.1, 10.1 and 10.2, respectively, and are incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement
As previously announced on August 28, 2020, the Company issued a conditional notice of redemption to redeem all of the $150,000,000 aggregate principal amount of the outstanding 6.75% Notes on September 28, 2020 (the “Redemption Date”). The redemption was conditioned upon the consummation of a financing sufficient to provide funds to deposit with the Trustee to redeem the 6.75% Notes. On September 22, 2020, the Company issued a notice to satisfy and discharge all of its obligations under the indenture governing the 6.75% Notes (the “6.75% Notes Indenture”). In connection therewith, on September 22, 2020, the Company caused to be deposited, with The Bank of New York Mellon Trust Company, N.A., the trustee for the 6.75% Notes, funds sufficient to redeem all outstanding 6.75% Notes on the Redemption Date and instructed the trustee to apply such funds to redeem the 6.75% Notes on the Redemption Date. The redemption payment deposit was an amount equal to the redemption price of 101.6875% of the aggregate principal amount of the 6.75% Notes, plus accrued and unpaid interest thereon to, but not including, the Redemption Date. The 6.75% Notes were scheduled to mature on July 1, 2022.
In connection with the satisfaction and discharge of the 6.75% Notes Indenture, all of the obligations of the Company and the Subsidiary Guarantors (other than certain customary provisions of the indenture, including those relating to the compensation and indemnification of the trustee, that expressly survive pursuant to the terms of the indenture) were discharged and the guarantees of the Subsidiary Guarantors and the liens on the collateral securing the 6.75% Notes were released.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.
Item 3.03. Material Modification of Rights of Security Holders.
The information concerning the Indenture set forth in Item 1.01 is incorporated herein by reference into this Item 3.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit
4.1
Indenture, dated as of September 22, 2020, by and among Oppenheimer Holdings Inc., the subsidiary guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as Trustee and as Collateral Agent.

4.2	Form of 5.50% Note due 2025 (included in Exhibit 4.1).
10.1
Security Agreement, dated as of September 22, 2020, by and among Oppenheimer Holdings Inc., as grantor, and each other grantor from time to time party thereto and the Bank of New York Mellon Trust Company, N.A., as Collateral Agent.

10.2
Registration Rights Agreement, dated as of September 22, 2020, by and among Oppenheimer Holdings Inc., a Delaware corporation, E.A. Viner International Co., a Delaware corporation, Viner Finance Inc., a Delaware corporation and Oppenheimer Co. & Inc., as the Initial Purchaser.

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the Inline XBRL document (contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPPENHEIMER HOLDINGS INC.

By: /s/ Jeffrey J. Alfano
---------------------------------
Name: Jeffrey J. Alfano
Tittle: Chief Financial Officer
(Duly Authorized Officer)

Date: September 22, 2020